UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Under Rule 14a-12

RIVERVIEW BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
[X] No fee required.
[   ] Fee paid previously with preliminary materials
[   ] Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

July 19, 2024

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Riverview Bancorp, Inc.  The meeting will be held on Wednesday, August 28, 2024 at 10:00 a.m., local time.  Our 2024 annual meeting of stockholders will be a virtual meeting conducted solely online and can be attended by visiting www.virtualshareholdermeeting.com/RVSB2024. To participate in the annual meeting, you will need the control number located on your proxy card or the instructions that accompanied your proxy materials.  You will not be able to attend the annual meeting physically.

The Notice of Annual Meeting of Stockholders and Proxy Statement appearing on the following pages describe the formal business to be transacted at the meeting.  During the meeting, we will also report on our operations.  Directors and officers will be available to respond to appropriate questions of stockholders.

It is important that your shares are represented at this meeting, whether or not you attend the virtual meeting and regardless of the number of shares you own.  To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card or vote over the Internet.

Sincerely,

/s/ Gerald L. Nies

Gerald L. Nies Chairman

(This page intentionally left blank)

RIVERVIEW BANCORP, INC.
900 WASHINGTON STREET, SUITE 900
VANCOUVER, WASHINGTON 98660
(360) 693-6650

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 28, 2024

Notice is hereby given that the annual meeting of stockholders of Riverview Bancorp, Inc. will be held on Wednesday, August 28, 2024, at 10:00 a.m., local time, for the following purposes:

Proposal 1:	Election of two directors to each serve for a three-year term.

Proposal 2:	Advisory (non-binding) vote to approve the compensation paid to our named executive officers, as disclosed in this Proxy Statement.

We will also consider and act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.  As of the date of this notice, we are not aware of any other business to come before the meeting.

Our 2024 annual meeting of stockholders will be a virtual meeting conducted solely online and can be attended by visiting www.virtualshareholdermeeting.com/RVSB2024. To participate in the annual meeting, you will need the control number located on your proxy card or the instructions that accompanied your proxy materials.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on August 28, 2024.  Our Proxy Statement, proxy card and Annual Report to Stockholders, are available at https://materials.proxyvote.com/769397.

The Board of Directors has fixed the close of business on July 2, 2024 as the record date for the annual meeting.  This means that stockholders of record at the close of business on that date are entitled to receive notice of, and to vote at, the meeting and any adjournment thereof.  To ensure that your shares are represented at the meeting, please take the time to vote your proxy, which is solicited by the Board of Directors.  You may vote over the Internet or by requesting, signing, dating and mailing a proxy card.  The proxy will not be used if you attend the virtual annual meeting and vote during the meeting.  Regardless of the number of shares you own, your vote is very important.  Please act today.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ ANGELA McLEOD-WYSASKE

ANGELA McLEOD-WYSASKE CORPORATE SECRETARY
Vancouver, Washington
July 19, 2024

IMPORTANT: The prompt return of proxies will save us the expense of further requests for proxies in order to ensure a quorum at the meeting.  You may vote over the Internet.  Alternatively, if you request a paper copy of the proxy materials, a pre-addressed envelope will be provided for your convenience.  No postage is necessary if mailed in the United States.

(This page intentionally left blank)

PROXY STATEMENT
OF
RIVERVIEW BANCORP, INC.
900 WASHINGTON STREET, SUITE 900
VANCOUVER, WASHINGTON 98660
(360) 693-6650

ANNUAL MEETING OF STOCKHOLDERS
AUGUST 28, 2024

The Board of Directors of Riverview Bancorp, Inc. is using this Proxy Statement to solicit proxies from our stockholders for use at the annual meeting of stockholders.  We first provided access to this Proxy Statement and the form of proxy to our stockholders on or about July 19, 2024.

The information provided in this Proxy Statement relates to Riverview Bancorp, Inc. and its wholly-owned subsidiary, Riverview Bank.  Riverview Bancorp, Inc. may also be referred to as “Riverview” and Riverview Bank may also be referred to as the “Bank.”  References to “we,” “us” and “our” refer to Riverview and, as the context requires, Riverview Bank.

INFORMATION ABOUT THE ANNUAL MEETING

Our annual meeting will be held as follows:

Date:	Wednesday, August 28, 2024
Time:	10:00 a.m., local time
Place:	Virtual meeting at www.virtualshareholdermeeting.com/RVSB2024

Matters to Be Considered at the Annual Meeting

At the meeting, you will be asked to consider and vote upon the following proposals:

Proposal 1:	Election of two directors to each serve for a three-year term.

Proposal 2:	Advisory (non-binding) vote to approve the compensation paid to our named executive officers, as disclosed in this Proxy Statement.

We also will transact any other business that may properly come before the annual meeting.  As of the date of this proxy statement, we are not aware of any other business to be presented for consideration at the annual meeting other than the matters described in this proxy statement.

Who Is Entitled to Vote?

We have fixed the close of business on July 2, 2024 as the record date for stockholders entitled to notice of and to vote at our annual meeting.  Only holders of record of Riverview’s common stock on that date are entitled to notice of and to vote at the annual meeting.  You are entitled to one vote for each share of Riverview common stock you own, unless you own more than 10% of Riverview’s outstanding shares.  As provided in our Articles of Incorporation, record holders of common stock who beneficially own in excess of 10% of Riverview’s outstanding shares are not entitled to any vote in respect of the shares held in excess of the 10% limit.  On July 2, 2024, there were 21,111,041 shares of Riverview common stock outstanding and entitled to vote at the annual meeting.

How Do I Vote at the Annual Meeting?

Proxies are solicited to provide all stockholders on the voting record date an opportunity to vote on matters scheduled for the annual meeting and described in these materials.  This question provides voting instructions for stockholders of record.  You are a stockholder of record if your shares of Riverview common stock are held in your name.  If you are a beneficial owner of Riverview common stock held by a broker, bank or other nominee (i.e., in “street name”), please see the instructions in response to the following question.

Shares of Riverview common stock can only be voted if the stockholder is present virtually or by proxy at the annual meeting.  To ensure your representation at the annual meeting, we recommend you vote by proxy even if you plan to virtually attend the annual meeting.  You can always change your vote at the meeting if you are a stockholder of record.

Voting instructions are included on your proxy card.  Shares of Riverview common stock represented by properly executed proxies will be voted by the individuals named on the proxy card in accordance with the stockholder’s instructions.  Where properly executed proxies are returned to us with no specific instruction as to how to vote at the annual meeting, the persons named in the proxy will vote the shares FOR the election of each of our director nominees and FOR advisory approval of the compensation of our named executive officers.  If any other matters are properly presented at the annual meeting for action, the persons named in the enclosed proxy and acting thereunder will have the discretion to vote on these matters in accordance with their best judgment.  We do not currently expect that any other matters will be properly presented for action at the annual meeting.

You may receive more than one proxy depending on how your shares are held.  For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children.  In this case, you will receive three separate proxies to vote.

What if My Shares Are Held in Street Name?

If you are the beneficial owner of shares held in street name by a broker, bank or other nominee (“nominee”), the nominee, as the record holder of the shares, is required to vote the shares in accordance with your instructions.  If your common stock is held in street name, you will receive instructions from the nominee that you must follow in order to have your shares voted.  The nominee may allow you to deliver your voting instructions via the telephone or the Internet.  Please see the instruction form that accompanies this Proxy Statement.  If you do not give instructions to the nominee, the nominee may nevertheless vote the shares with respect to discretionary items, but will not be permitted to vote your shares with respect to non-discretionary items, pursuant to current industry practice.  In the case of non-discretionary items, the shares not voted will be treated as “broker non-votes.”  Both of the proposals to be presented at the annual meeting are non-discretionary items; therefore, you must provide instructions to the nominee in order to have your shares voted.

If your shares are held in street name, you will need to follow the instructions provided by the nominee in order to attend the virtual annual meeting.

Participants in the ESOP or 401(k) Plan

If you participate in the Riverview Bancorp, Inc. Employee Stock Ownership Plan (the “ESOP”) or if you hold shares through the Riverview Bancorp, Inc. Employees’ Savings and Profit Sharing Plan (“401(k) Plan”), you will receive a proxy card, that will serve as a voting instruction form, that reflects all shares you may direct the trustees to vote on your behalf under the plans.  Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustees how to vote the shares of common stock allocated to his or her account. The ESOP trustees, subject to the exercise of their fiduciary duties, will vote all unallocated shares of Riverview common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. Under the terms of the 401(k) Plan, a participant is entitled to direct the trustee as to the shares in the 401(k) Employer Stock Fund credited to his or her account. The trustee will vote all shares for which no directions are given or for which instructions were not timely received in the same proportion as shares for which the trustee received voting instructions.  As of the close of business on the July 2, 2024 voting record date, 374,444 shares and 341,654 shares have been allocated to participants’ accounts in the ESOP and 401(k) Plan, respectively.  The deadline for returning your voting instructions to each plan’s trustee is August 19, 2024.

How Many Shares Must Be Present to Hold the Meeting?

A quorum must be present at the meeting for any business to be conducted.  The presence at the meeting, virtually or by proxy, of at least a majority of the shares of Riverview common stock entitled to vote at the annual meeting as of the record date will constitute a quorum.  Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting.

What if a Quorum Is Not Present at the Meeting?

If a quorum is not present at the scheduled time of the meeting, a majority of the stockholders present virtually or represented by proxy may adjourn the meeting until a quorum is present.  The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given unless the meeting is adjourned for 120 days or more.  An adjournment will have no effect on the business that may be conducted at the meeting.

Vote Required to Approve Proposal 1: Election of Directors

Directors are elected by a plurality of the votes cast at the annual meeting by holders of Riverview common stock.  Accordingly, the two nominees for election as directors who receive the highest number of votes actually cast will be elected.  Pursuant to our Articles of Incorporation, stockholders are not permitted to cumulate their votes for the election of directors.  Votes may be cast for or withheld from each nominee.  Votes that are withheld and broker non-votes will have no effect on the outcome of the election because the nominees receiving the greatest number of votes will be elected.  Our Board of Directors unanimously recommends that you vote FOR the election of each of its director nominees.

Vote Required to Approve Proposal 2: Advisory Approval of Named Executive Officer Compensation

Approval of the advisory (non-binding) resolution to approve the compensation of our named executive officers as disclosed in this Proxy Statement requires the affirmative vote of a majority of the votes cast at the annual meeting.  Abstentions and broker non-votes will have no effect on the proposal.  Our Board of Directors unanimously recommends that you vote FOR approval of the compensation of our named executive officers.

May I Revoke My Proxy?

You may revoke your proxy before it is voted by:

•	submitting a new proxy with a later date;

•	notifying the Corporate Secretary of Riverview in writing before the annual meeting that you have revoked your proxy; or

•	voting at the annual meeting.

If you plan to attend the virtual annual meeting and vote during the meeting, instructions for voting will be provided.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of July 2, 2024, the voting record date, information regarding share ownership of:

•
those persons or entities (or groups of affiliated persons or entities) known by management to beneficially own more than five percent of Riverview’s common stock other than directors and executive officers;

•	each director and director nominee of Riverview;

•	each executive officer of Riverview or Riverview Bank named in the Summary Compensation Table appearing under “Executive Compensation” below (known as “named executive officers”); and

•	all current directors and executive officers of Riverview and Riverview Bank as a group.

Persons and groups who beneficially own in excess of five percent of Riverview’s common stock are required to file with the Securities and Exchange Commission (“SEC”), and provide a copy to us, reports disclosing their ownership pursuant to the Securities Exchange Act of 1934 (“Securities Exchange Act”).  To our knowledge, no other person or entity, other than those set forth below, beneficially owned more than five percent of the outstanding shares of Riverview’s common stock as of the close of business on the voting record date.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC.  In accordance with Rule 13d-3 of the Securities Exchange Act, a person is deemed to be the beneficial owner of any shares of common stock if  he or she has voting and/or investment power with respect to those shares.  Therefore, the table below includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power.  In addition, in computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to outstanding options that are currently exercisable or exercisable within 60 days after the voting record date are included in the number of shares beneficially owned by the person and are deemed outstanding for the purpose of calculating the person’s percentage ownership.  These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

	Number of Shares	Percent of Shares
Name	Beneficially Owned	Outstanding (%)

Beneficial Owners of More Than 5% (Other than Directors and Executive Officers)
FJ Capital Management LLC	2,173,569 (1)	10.2
Fourthstone LLC	1,722,463 (2)	8.2
BlackRock, Inc.	1,651,285 (3)	7.8
Dimensional Fund Advisors LP	1,454,830 (4)	6.9
Manulife Investment Management (US) LLC	1,060,060 (5)	5.0

Directors
Gerald L. Nies	190,692 (6)	*
Bess R. Wills	45,000 (7)	*
Bradley J. Carlson	20,421 (8)	*
Patricia W. Eby	26,400 (9)	*
Stacey A. Graham	9,150	*
Valerie Moreno	10,150	*
Larry A. Hoff	8,800	*
B. Nicole Sherman	--	*

Named Executive Officers
Daniel D. Cox	66,946	*
David Lam	76,346	*
C. Evan Sowers	11,562	*
Kevin J. Lycklama	117,424 (10)	*

All Executive Officers and Directors as a Group (14 persons)	604,905	2.9
______________

*	Less than one percent of shares outstanding.
(1)
Based solely on a Schedule 13G/A filed with the SEC on February 10, 2021, reporting that FJ Capital Management LLC and Martin Friedman have shared voting power over 2,173,569 shares and shared dispositive power over 1,936,721 shares, Financial Opportunity Fund LLC has shared voting and dispositive power over 1,810,310 shares, Bridge Equities XI, LLC, SunBridge Manager, LLC, SunBridge Holdings, LLC and Realty Investment Company, Inc. have share voting and dispositive power over 236,848 shares. The address for FJ Capital Management LLC is 7901 Jones Branch Drive, Suite 210, McLean, Virginia 22102.

(2)
Based solely on a Schedule 13G filed with the SEC on February 14, 2024, reporting that Fourthsone LLC and L. Philip Stone has shared voting and dispositive power over 1,722,463 shares,  the shared reported, Fourthstone Master Opportunity Fund Ltd has shared voting and dispositive power over 1,294,848 shares, Fourthstone GP LLC has shared voting and dispositive power over 427,615 shares, Fourthstone QP Opportunity Fund LP has shared voting and dispositive power over 397,389 shares, Fourthstone Small-Cap Financials Fund LP has shared voting and dispositive powers over 30,226 shares. The address for Fourthstone LLC is 575 Maryville Centre Drive, Suite 110, Saint Louis, Missouri.

(3)
Based solely on a Schedule 13G/A filed with the SEC on January 26, 2024, reporting sole voting power over 1,344,280 shares and sole dispositive power over 1,651,285 shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(4)
Based solely on a Schedule 13G/A filed with the SEC on February 9, 2024, reporting sole voting power over 1,426,207 shares and sole dispositive power over 1,454,830 shares. The address for Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin, TX 78746.

(5)
Based solely on a Schedule 13G filed with the SEC on February 13, 2024, reporting sole voting and dispositive power over the shares reported. The address for Manulife Investment Management (US) LLC is 197 Clarendon Street, Boston, Massachusetts 02116.

(6)	Held in trust jointly with his wife.
(7)	Held jointly with her husband.
(8)	Held jointly with his wife.
(9)	Includes 4,400 shares held by a family member.
(10)	Based solely on information available to Riverview.

PROPOSAL 1 – ELECTION OF DIRECTORS

Our Board of Directors consists of eight members and is divided into three classes.  Approximately one-third of the directors are elected annually to serve for a three-year period or until their respective successors are elected and qualified.  The table below sets forth information regarding each director of Riverview and each nominee for director.  The Nominating and Governance Committee of the Board of Directors selects nominees for election as directors.  Each of our nominees currently serves as a Riverview director.  B. Nicole Sherman was appointed to the Board effective July 1, 2024 in connection with her hiring as the President and Chief Executive Officer of Riverview and Riverview Bank.  Ms. Sherman was recommended by a third-party search firm retained by Riverview and Riverview Bank.

Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected.  If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee.  If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.  At this time, we are not aware of any reason why a nominee might be unable to serve if elected.

The Board of Directors recommends a vote FOR the election of Ms. Graham and Ms. Sherman, each for a three-year term.

	Age as of	Year First Elected or	Term to
Name	March 31, 2024	Appointed Director	Expire

	BOARD NOMINEE

Stacey A. Graham	72	2020	2027 (1)
B. Nicole Sherman	53	2024	2027 (1)

	DIRECTORS CONTINUING IN OFFICE

Patricia W. Eby	72	2019	2025
Gerald L. Nies	75	2009	2025
Valerie Moreno	56	2021	2025
Bradley J. Carlson	71	2014	2026
Bess R. Wills	70	2010	2026
Larry A. Hoff	72	2022	2026
___________
(1)	Assuming election or reelection.

Set forth below is the principal occupation of each nominee for director and each director continuing in office, as well as a brief description of the qualifications, attributes, skills and areas of expertise of each nominee or director that led to the conclusion that the person should serve as a director of Riverview.  All nominees and directors have held their present positions for at least five years unless otherwise indicated.

Stacey A. Graham is retired.  She is the owner of What’s Next? Strategies, a consulting firm she founded in January 2020 that provides strategic, business, marketing and fund-raising counsel to nonprofit companies.  From March 2021 until January 2022, she served as the interim President and Chief Executive Officer of The Historic Trust.  Ms. Graham served as the President of the Humane Society for Southwest Washington from 2013 to 2020.  Prior to that, she was the Executive Vice President and Chief Strategy Officer of First Independent Bank from 2005 until 2012, when the Bank was acquired by Sterling Savings Bank.  After the acquisition, Ms. Graham served as Sterling’s Senior Vice President and Merger Integration Officer through the end of 2012.  She was a member of the Board of Directors of LightHouse Community Credit Union from June 2017 until November 2020.  She is an active volunteer and is involved in many regional and local organizations.  In addition, Ms. Graham has served on the boards of YWCA of Clark County, Nonprofit Network of Southwest Washington, Northwest Pilot Project, Friends of the Family, Marion County Red Cross and Children First for Oregon.  In 2019, she received the Iris Award given to women in leadership in Southwest Washington.  Ms. Graham’s expertise in community banking and marketing, as well as her extensive civic and community involvement, make her a valuable resource to the Board.

B. Nicole Sherman was appointed as President and Chief Executive Officer of Riverview and Riverview Bank, effective July 1, 2024.  Ms. Sherman has over 25 years of experience growing community banking organizations, having served as Chief Operating Officer for Utah First Credit Union, Salt Lake City, Utah, from January 2024 to June 2024, and as Chief Operating Officer for Numerica Credit Union, Spokane, Washington, from 2020 to 2023.  Prior to that, Ms. Sherman worked at Columbia Bank, Tacoma, Washington, from 2011 to 2020, serving in positions of increasing responsibility, with her most recent position as Executive Vice President, Head of Retail Banking, Digital Integration, Small Business Lending.  Ms. Sherman has a wide range of banking expertise, including retail and digital banking, commercial and business banking, and wealth management including private banking and financial services, as well as corporate marketing and communications, diversity, equity, inclusivity, belonging and accessibility (DEIBA) and community impact and philanthropy, all of which make her a valuable addition to the Board. Ms. Sherman also has experience with mergers and acquisitions and since 2003 has been a top-rated faculty member at Pacific Coast Banking School at the University of Washington Foster School of Business.

Patricia W. Eby is Chair of the Board of Riverview Trust Company, a position she has held since 2022.  Ms. Eby is a retired Certified Public Accountant.  She retired on April 30, 2019 from Peterson & Associates P.S., a certified public accounting firm in Vancouver, Washington, having been affiliated with the firm for 41 years, including the past 19 years as President and sole owner.  Ms. Eby has a B.S. in Accounting from Walla Walla College and a J.D. from Lewis & Clark Law School.  She is active in Rotary, PeaceHealth Foundation and the Free Clinic.  Ms. Eby’s extensive financial background, tax and accounting expertise, and business and personal contracts in the local market make her a valuable resource to the Board.  Ms. Eby has been designated as the audit committee financial expert.

Gerald L. Nies is Chairman of the Board of the Bank and of Riverview, positions he has held since August 2020. Mr. Nies is retired after 42 years in the insurance business.  He was President and Chief Executive Officer of Nies Insurance Agency from 1985-2011 and then was Executive Vice President after selling the business to Brown & Brown, Inc.  Currently, he is the owner of a small investment property management company.  He attended Western Washington University and became a Chartered Property Casualty Underwriter.  Mr. Nies is a past Board member of the Washington Independent Agents Association and past President of the National Agent Advisory Council for Safeco Insurance.  He also served as one of the five Clark County Emergency Medical Services Administrative Board members, elected Council Member for the City of Battle Ground and Fire Chief for the City of Battle Ground.  Mr. Nies’ diverse career has afforded him expertise in managing financial and operational aspects of business, as well as customer relations.

Valerie Moreno has been the Chief Information Officer (“CIO”) and Chief Information Security Officer (“CISO”) at Reed College since February 2022.  In this role, she is responsible for delivering information technology services, strategic planning and developing and maintaining security policies and standards.  Prior to that, Ms. Moreno served as the CIO/CISO for Clark College, a position she held from January 2018 to February 2022.  In that capacity, she served as the CIO/CISO liaison between Clark College and the Washington State Community and Technical College system.  She also served as CISO lead for the IT Security Council for all 34 community and technical colleges.  From May 2015 to January 2018, Ms. Moreno was the Director of IT Services for Portland Community College, and previously worked at Northwestern University, AT&T and Qwest.  She holds a Bachelor of Science degree from DeVry University in Network and Communication Management.  Ms. Moreno previously served on the boards of Centro Cultural, a nonprofit serving the Latino community of Portland, as well as the Chicago Women in Trades and Girls in the Game organizations.  She also has prior connections to the PCC Foundation, Youth Job Center and the Hispanic Bell Management Association.  Her expertise in technology and information security make her an important addition to the Board.

Bradley J. Carlson is President and General Manager of Evergreen Memorial Gardens Cemetery, Funeral Chapel and Crematory, a position he has held since 1995.  A graduate of Washington State University with a Bachelor of Arts in Communications and Advertising, Mr. Carlson spent over 10 years in the computer industry as a sales person and sales manager before joining the family business in 1987.  He is a past Chair of the Board for the Association of Washington Business, which is a statewide business lobbying group with over 8,000 members.  He is also past President of the Washington Cemetery, Cremation and Funeral Association, and served for 11 years on the Washington State Funeral Directors, Embalmers and Cemetery Board, as appointed by the Governor.  Currently he is on the Board of Directors of the Fairmount Memorial Group in Spokane, Washington.  His expertise in community banking and finance, as well as his knowledge of, and business and personal contacts in the local market, make him a valuable resource to the Board.

Bess R. Wills is General Manager/Co-Owner of Gresham Ford in Gresham, Oregon and is responsible for all matters of the day-to-day operation.  She has over 30 years of experience in fiscal and corporate administration and management of businesses, including having managed a group of auto dealerships in Southern California.  She is active with many business and community organizations and has received statewide recognition for her work with local charities.  She has been recognized as Woman Executive of the Year by the Portland Business Journal, as well as received numerous other awards in the Automotive Industry.  She is currently Chairperson of the Adventist Medical Foundation in Portland and has served on many other regional non-profit boards, as well as on the Audit Committee for Mt. Hood Community College.  Ms. Wills’ career has given her strong leadership experience and knowledge of owning and operating a long-established business.  In 2022, she was recognized as one of the six Ford dealers globally with the “Salute to Dealers Award” from Ford Motor Company and the Ford family.  This recognition honors dealers who have relentless dedication to the betterment of their communities.  In 2023, she was recognized as the Gresham Area Chamber of Commerce “Honoree of the Year” for her leadership in the greater Gresham area business community.  Her business community involvement, as well as her competitive success in her industry, brings a broad set of skills to the Board.

Larry A. Hoff is retired. He served as a State Representative for Washington’s 18th Legislative District from January 2019 until December 2022. Prior to that, Mr. Hoff served as Chief Executive Officer for Fibre Federal Credit Union from May 2001 to January 2017. Mr. Hoff served as the assistant ranking member of the House Consumer Protection and Business Committee. The committee considers an array of consumer protection issues, as well as the safety and soundness of the states banks and credit unions, the regulation of consumer credit and lending, and the regulation of securities and investments. He also served on the House Appropriations Committee and the House Labor and Workplace Standards Committee. Mr. Hoff previously served on the Board of Directors of the Doernbecher Children’s Hospital Foundation, St. Paul Lutheran Church, Vancouver Dawn Lions, Clark County Department of Community Services Advisory Board and the Longview Noon Rotary. He received his Bachelor of Science in Accounting from the University of North Dakota. Mr. Hoff’s expertise in community banking and finance, as well as his knowledge of consumer compliance and banking regulations, make him a valuable addition to the Board.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE MATTERS

Board of Directors

The Boards of Directors of Riverview and Riverview Bank conduct their business through Board and committee meetings.  During the fiscal year ended March 31, 2024, the Riverview Board of Directors held 13 regular meetings and the Bank Board of Directors held 13 regular meetings.  No director attended fewer than 75% of the total meetings of the Boards and committees on which he or she served during this period.  The Board of Directors regularly meet in executive session, outside of the presence of the Chief Executive Officer and management.

Committees and Committee Charters

Riverview and Riverview Bank’s Boards of Directors have joint Executive, Audit, and Nominating and Governance Committees.  Riverview Bank’s Board of Directors also has standing Personnel/ Compensation, Senior Loan and Technology Committees, as well as several other committees. The Audit, Nominating and Governance, and Personnel/Compensation Committees have adopted written charters, copies of which are available on our website at www.riverviewbank.com.  Our directors’ current membership on these committees is reflected below.

	Executive	Audit	Nominating and Governance	Personnel/ Compensation	Senior Loan	Technology
Bradley J. Carlson			✓
Patricia W. Eby		Chair			✓
Stacey A. Graham			✓			✓
Larry A. Hoff	✓	✓		Chair
Valerie Moreno				✓		Chair
Gerald L. Nies	Chair				Chair	✓
B. Nicole Sherman	✓					✓
Bess R. Wills	✓	✓	Chair	✓

The Executive Committee acts for the Board of Directors when formal Board action is required between regular meetings.  The Committee has the authority to exercise all powers of the full Board of Directors, except that it does not have the power to, among other things, declare dividends, authorize the issuance of stock, amend the Bylaws or approve any agreement of merger or consolidation other than mergers of Riverview subsidiaries.  The Executive Committee met 10 times during the fiscal year ended March 31, 2024.

The Audit Committee oversees management’s fulfillment of its financial reporting responsibilities and maintenance of an appropriate internal control system.  It also has the sole authority to appoint or replace our independent registered public accounting firm (“independent auditor”) and oversees the activities of our internal audit functions.  The Audit Committee also assists the Board in fulfilling its oversight responsibilities relating to the quality and integrity of financial reports.  The Committee meets with the independent auditor to discuss the results of the annual audit and quarterly procedures and to review the audit report prepared by the independent auditor.  The members of the Audit Committee also receive and review all reports, findings, disclosures and other information presented to them by the officers regarding financial reporting policies and practices.  The Audit Committee regularly meets in executive session with the independent auditor and also routinely meets in executive session with Riverview’s Risk and Audit Manager.  The Audit Committee believes it has fulfilled its responsibilities under its charter. Each member of the Audit Committee is “independent,” in accordance with the requirements for companies listed on The Nasdaq Stock Market LLC (“NASDAQ”).  In addition, Ms. Eby has been designated by the Board of Directors as the “audit committee financial expert,” as defined by the SEC.  The Audit Committee met four times during the fiscal year ended March 31, 2024.

The Nominating and Governance Committee oversees Riverview’s corporate governance principles and practices.  It is also responsible for evaluating overall Board structure, assessing the skills, backgrounds and experience that are represented on the Board.  The Committee proposes nominees for appointment or election to the Board and conducts searches to fill director vacancies and the Chief Executive Officer position.  Final approval of director nominees is made by the full Board, based on the recommendations of the Committee.  The Committee also reviews the level and form of director compensation and manages the Board and committee self-evaluation process.  Each member of the Committee is “independent,” in accordance with the requirements for companies listed on NASDAQ.  The Committee believes it has fulfilled its responsibilities under its charter.  The Committee met once during the fiscal year ended March 31, 2024.

Only those nominations made by the Committee or properly presented by stockholders will be voted upon at the annual meeting.  The Committee actively considers diversity in its recruitment and nomination of directors, and in its assessment of the effectiveness of the Board of Directors and its Committees.  In its deliberations for selecting candidates for nominees as director, the Nominating and Governance Committee evaluates the qualifications of individual candidates, including identifying the beneficial impact a candidate will have on Riverview and the Board in terms of skill set, knowledge of the banking business, the candidate’s independence, communication skills, education, individual success in chosen fields, business development contributions, character, expertise, experience and involvement in community, business and civic affairs.  The Committee also considers whether the candidate would provide for adequate representation of the market area of Riverview Bank.  Any nominee for director made by the Committee must be highly qualified with regard to some or all these attributes.  In searching for qualified director candidates to fill vacancies in the Board, the Committee solicits its current Board of Directors for names of potentially qualified candidates.  Additionally, the Committee may request that members of the Board of Directors pursue their own business contacts for the names of potentially qualified candidates.  The Committee would then consider the potential pool of director candidates, select the candidate the Committee believes best meets the then-current needs of the Board, and conduct a thorough investigation of the proposed candidate’s background to ensure there is no past history that would cause the candidate not to be qualified to serve as a Riverview director.  The Committee will consider director candidates recommended by our stockholders.  If a stockholder submits a proposed nominee, the Committee would consider the proposed nominee, along with any other proposed nominees recommended by members of our Board of Directors, in the same manner in which the Committee would evaluate its nominees for director.  For a description of the proper procedure for stockholder nominations, see “Stockholder Proposals and Nominations” in this Proxy Statement.

The Personnel/Compensation Committee has overall responsibility for: (1) approving and evaluating the compensation programs and policies for Riverview’s executive officers, which are designed to attract, motivate and retain key individuals responsible for the success of Riverview as a whole; (2) administering and maintaining such programs in a manner that will benefit the long-term interests of Riverview and its stockholders; (3) approving the salary, bonus, stock equity-based and other compensation of Riverview’s executive officers; and (4) periodically reviewing management development activities and succession plans.  The Committee meets, outside of the presence of the Chief Executive Officer, to evaluate the Chief Executive Officer’s performance relative to stated goals and approve cash and equity compensation.  The Chief Executive Officer makes recommendations to the Committee regarding the compensation of all other executive officers.  The Committee considers the Chief Executive Officer’s recommendations, evaluates the performance of the executive officers and determines cash and equity compensation for the executive officers.  Each member of the Personnel/Compensation Committee is “independent,” in accordance with the requirements for companies listed on NASDAQ.  The Committee believes it has fulfilled its responsibilities under its charter.  The Personnel/Compensation Committee met eight times during the fiscal year ended March 31, 2024.

The Senior Loan Committee consists of Director Nies and another independent director on a rotating basis, and is co-chaired by the Chief Credit Officer, who does not vote on matters presented to the Committee.  If any member is unable to attend a meeting, the Chief Financial Officer acts in the member’s absence.  The Committee reviews and approves all aggregate lending relationships over $5 million.  The Senior Loan Committee met 24 times during the fiscal year ended March 31, 2024.

The Technology Committee reviews and monitors Riverview’s technology strategy and significant technology investments in support of its evolving business needs.  The Committee consists of four directors, including the Chief Executive Officer, as well as the Information Technology and Operations Director, the Risk and Audit Manager and the Chief Information Security Officer.  The Committee reviews information technology strategy, significant new product lines or technology investments and Riverview’s cybersecurity strategy.  The Technology Committee met once during the fiscal year ended March 31, 2024.

Director Qualifications and Experience

As described in the previous paragraph, the Nominating and Governance Committee considers a number of criteria when selecting new members of the Board.  The following table identifies the experience, qualifications, attributes and skills that the Committee considered in making its decision to nominate directors to our Board; however, the fact that a particular attribute was not considered should not be construed to be a determination that the director lacks such an attribute.

	Carlson	Eby	Graham	Hoff	Moreno	Nies	Sherman	Wills
Experience, Qualification, Skill or Attribute
Professional standing in chosen field	X	X	X	X	X	X	X	X
Expertise in financial services or related industry	X	X	X	X			X
Audit Committee Financial Expert (actual or potential)		X
Civic and community involvement	X	X	X	X	X	X	X	X
Other public company experience	X
Leadership and team building skills	X		X	X		X	X	X
Diversity by race, gender or culture		X	X		X		X	X
Specific skills/knowledge
Finance	X	X		X		X	X	X
Technology					X	X	X	X
Marketing	X		X	X		X	X	X
Public affairs	X		X	X		X	X
Human resources	X	X	X	X		X	X	X
Governance	X			X	X	X	X	X

Board Diversity

As part of its director nominee evaluation process, the Board considers diverse viewpoints, backgrounds and experiences, as well as gender, age, race and ethnicity, as important in the selection of directors to enhance the Board’s diversity.  The table below presents a summary of the Board’s diversity statistics, as required by Nasdaq.  Each of the categories listed in the table below has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (As of July 2, 2024)
Total Number of Directors	8
Part I: Gender Identity	Male	Female	Non-binary	Did Not Disclose Gender
Directors	3	5	--	--
Part II: Demographic Background
Hispanic or Latinx	--	1	--	--
White	3	4	--	--
LGBTQ+	1
Did Not Disclose Demographic Background	--

Board Involvement in Risk Management Process

Risk management is the responsibility of management and risk oversight is the responsibility of the Board.  The Board administers its risk oversight function principally through the division of responsibility within its committee structure, with each board committee being responsible for overseeing risk within its area of responsibility.  For example, our Audit Committee plays an important role overseeing our internal audit function and is responsible for reviewing significant reports prepared by the internal audit department.  Significant risk oversight matters considered by the committees are reported to and considered by the Board.  Some significant risk oversight matters are reported directly to the Board, including matters not falling within the area of responsibility of any committee.  Types of risk with the potential to adversely affect Riverview include credit, interest rate, liquidity, compliance risks, cybersecurity and risks relating to our operations and reputation.

Directors keep themselves informed of the activities and condition of Riverview and of the risk environment in which it operates by regularly attending Board and assigned Board committee meetings, and by review of meeting materials, auditors’ findings and recommendations, and supervisory communications.  Directors stay abreast of general industry trends and any statutory and regulatory developments pertinent to Riverview and the Bank by periodic briefings by senior management, counsel, auditors or other consultants, and by more formal director education.

The Board oversees the conduct of Riverview’s business and administers the risk management function by:

•	selecting, evaluating, and retaining competent senior management;
•	establishing, with senior management, Riverview’s long- and short-term business objectives, and adopting operating policies to achieve these objectives in a legal and sound manner;
•	monitoring operations to ensure that they are controlled adequately and are in compliance with laws and policies;
•	overseeing Riverview’s business performance; and
•	ensuring that the Bank helps to meet our communities’ credit needs.

These responsibilities are governed by a complex framework of federal and state law and regulation as well as regulatory guidelines applicable to the operation of Riverview and the Bank.

The Board ensures that all significant risk-taking activities are covered by written policies that are communicated to appropriate employees.  Specific policies cover material credit, market, liquidity, operational, legal and reputation risks.  The policies are formulated to further Riverview’s business plan in a manner consistent with safe and sound practices.  The Board ensures that all such policies are monitored by senior management to make certain that they conform with changes in laws and regulations, economic conditions, and Riverview’s and the Bank’s circumstances. The policies are implemented by senior management who develop and maintain procedures, including a system of internal controls, designed to foster sound practices, to comply with laws and regulations, and to protect Riverview against external crimes and internal fraud and abuse.  To assist Riverview with respect to risk management, and to assist the Board and Board committees with respect to risk oversight, the Bank employs a Vice President, Audit and Risk Manager, who works to identify and assess risks in all areas of Riverview and the Bank.  The Audit and Risk Manager reports to the Audit Committee, attends meetings of the Audit and Risk Management Committees on a regular basis, and attends Board and other committee meetings as needed.

Management regularly provides the Board and its various committees with a significant amount of information regarding a wide variety of matters affecting Riverview.  This includes senior management reports to the Board.  These reports present information in a form meaningful to members of the Board, who recognize that the level of detail and frequency of individual senior management reports will vary with the nature of risk under consideration and Riverview’s and the Bank’s unique circumstances.  Matters presented to the Board and Board committees generally include information with respect to risk.  The Board and Board committees consider the risk aspects of such information and often request additional information with respect to issues that may involve risk to Riverview.  The Board and Board committees also raise risk issues on their own initiative.

The Board has established a mechanism for independent third-party review and testing of compliance with policies and procedures, applicable laws and regulations, and the accuracy of information provided by senior management.  This is accomplished, for example, by an internal auditor reporting directly to the Audit Committee.  In addition, an external audit is performed.  The Audit Committee reviews the auditors’ findings with senior management and monitors senior management’s efforts to resolve any identified issues and recommendations.  The Audit Committee provides regular reports of its activities to the Board.

The Board also reviews reports of inspection and examination or other supervisory activity, and any other material correspondence received from Riverview’s regulators.  Findings and recommendations, if any, are carefully reviewed, and progress in addressing such matters is routinely monitored.

Corporate Governance

We are committed to establishing and maintaining high standards of corporate governance.  The Board of Directors is cognizant of its responsibility to comply with the provisions contained in the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC adopted thereunder, as well as NASDAQ rules with respect to corporate governance.  The Board and its committees will continue to evaluate and improve our corporate governance principles and policies as necessary and as required.

Leadership Structure.  The positions of Chairman of the Board and of President and Chief Executive Officer are held by two different people, which has been the case since April 2018.  In addition, Director Bess R. Wills serves as Vice Chair of the Board and leads the Board in the absence of the Chairman of the Board.  The Chairman and Vice Chair are recommended by the Nominating and Governance Committee for appointment by the Board.  The Board believes the leadership structure is appropriate for Riverview because it provides segregation of duties between managing Riverview and leadership of the Board.  It also allows the President and Chief Executive Officer to focus on the day-to-day business of managing our operations, while the Chairman leads the Board.

Director Independence and Tenure.  Our common stock is listed on the NASDAQ Global Select Market.  In accordance with NASDAQ requirements, at least a majority of our directors must be independent directors.  The Board has determined that seven of our nine current directors are independent, as defined by NASDAQ.  Directors Carlson, Eby, Graham, Hoff, Moreno, Nies and Wills are all independent.  Former Directors Sheaffer and Lycklama were not independent.

Our goal is to have a diverse mix of directors with the appropriate experience, independence, knowledge and skills to oversee Riverview and its management team.  As part of our Board refreshment efforts, the Board added four new directors in the past four years.  New directors bring fresh perspectives and valued skill sets.  The directors have an average tenure of 6.6 years, which the Board believes appropriately balances experience and new outlooks.

Code of Conduct.  On May 22, 2024, the Board of Directors revised the Officer and Director Code of Conduct, Conflict of Interest and Whistleblower Policy that had originally been adopted on December 17, 2003.  The Code is applicable to each of Riverview’s directors and officers, including the principal executive officer and senior financial officers, and requires individuals to maintain the highest standards of professional conduct.  A copy of the Code of Conduct, Conflict of Interest and Whistleblower Policy is available on our website at www.riverviewbank.com.

Communication with the Board of Directors.  The Board of Directors maintains a process for stockholders to communicate with the Board.  Stockholders wishing to communicate with the Board should send any communication to the Corporate Secretary, Riverview Bancorp, Inc., 900 Washington Street, Suite 900, Vancouver, Washington 98660.  Any communication must state the number of shares beneficially owned by the stockholder making the communication.  The Corporate Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or take appropriate legal action.

Annual Meeting Attendance by Directors.  We do not have a policy regarding Board member attendance at annual meetings of stockholders.  All members of the Board of Directors attended the 2023 annual meeting of stockholders.

Related Party Transactions.  Federal regulations require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (unless the loan or extension of credit is made under a benefit program generally available to all other employees and does not give preference to any insider over any other employee) and does not involve more than the normal risk of repayment or present other unfavorable features.  Riverview Bank is therefore prohibited from making any new loans or extensions of credit to its executive officers and directors at different rates or terms than those offered to the general public and has adopted a policy to this effect.  The aggregate amount of loans by the Bank to its executive officers and directors was approximately $2.2 million at March 31, 2024.  These loans (i) were made in the ordinary course of business, (ii) were made on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the time for comparable transactions with the Bank’s other customers and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features when made.  All loans are made pursuant to the Bank’s normal loan approval and review procedures, which are governed by written policies.  In addition, all loans and aggregate loans to individual directors and executive officers are required to be reported to the Board.

Hedging Policy.  Riverview does not have a policy regarding the ability of employees or directors to purchase financial instruments or otherwise engage in transactions that hedge or offset any decrease in the market value of Riverview’s equity securities.

Compensation Recovery Policy.  Effective December 1, 2023, the Board of Directors adopted the Riverview Bancorp Compensation Recovery Policy in accordance with the applicable rules of Section 10D of the Securities Exchange Act, Rule 10D-1 under the Securities Exchange Act and Nasdaq Listing Rule 5608, to provide for the recovery of certain incentive compensation in the event of an accounting restatement of Riverview’s financial statements due to material noncompliance with any financial reporting requirement under U.S. securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The policy applies to Riverview’s current and former executive officers, including the named executive officers, and is administered by the Personnel/Compensation Committee.

DIRECTORS’ COMPENSATION

The following table shows the compensation paid to our directors for the fiscal year ended March 31, 2024.  Our directors did not receive any option awards, stock awards or non-equity incentive plan compensation, nor did they participate in a pension or nonqualified deferred compensation plan; therefore, these columns have been omitted from the table below.

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)

Gerald L. Nies	76,900	--	76,900
Bess R. Wills	61,400	--	61,400
Bradley Carlson	48,400	--	48,400
Patricia W. Eby	53,700	--	53,700
Stacey A. Graham	56,700	--	56,700
Valerie Moreno	50,100	--	50,100
Larry A. Hoff	54,600	--	54,600
Patrick Sheaffer (1)	15,500	--	15,500
____________

(1)	Mr. Sheaffer retired from the Board effective August 23, 2023.

Directors receive an annual retainer of $20,000 and a fee of $1,000 for each Board meeting attended.  Non-employee directors also receive $300 for each committee meeting or work session attended and $4,500 annually for serving as a director on the Riverview Trust Company Board.  The Nominating and Governance Committee recommends to the Board of Directors the amount of fees paid for service on the Board.  Directors also receive an annual retainer for the following Board positions: Chairman of the Board, $20,000; Vice-Chairman of the Board, $5,000; and Committee chairs, $7,000.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows information regarding compensation earned by our named executive officers.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)(3)	Total ($)

Daniel D. Cox	2024	292,431	49,438	39,449	--	22,631	403,949
Acting President and Chief	2023	240,536	47,082	99,353	--	21,841	408,812
Executive Officer and Chief Credit Officer

David Lam	2024	252,514	49,636	17,030	--	22,009	341,189
Executive Vice President	2023	245,540	48,658	87,623	--	21,772	403,593
and Chief Financial Officer

C. Evan Sowers (4)	2024	305,220	59,998	41,175	--	13,197	419,590
President and Chief Executive
Officer of Riverview Trust
Company

Kevin J. Lycklama	2024	248,225	--	--	--	16,550	264,775
Former President and Chief	2023	401,670	217,360	246,167	61	57,208	922,466
Executive Officer

____________
(1)
Represents the aggregate grant date value of awards, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation–Stock Compensation.” For a discussion of valuation assumptions, see Note 11 of the Notes to Consolidated Financial Statements  in Riverview’s Annual Report on Form 10-K for the year ended March 31, 2024.

(2)
Consists of above-market earnings on balances in the nonqualified deferred compensation plan; calculated based on the earnings adjustment in excess of 120 percent of the applicable federal long-term rate in effect on January 1st of each year.

(3)	The following table reflects the other compensation paid to our named executive officers in the year ended March 31, 2024.

Name	ESOP Contribution ($)	401(k) Plan Contribution ($)	Life Insurance Premium ($)	Company Car Allowance ($)	Board Fees ($)

Daniel D. Cox	2,900	12,921	810	6,000	--
David Lam	2,900	12,299	810	6,000	--
C. Evan Sowers	51	6,336	810	6,000	--
Kevin J. Lycklama	--	8,713	337	3,500	4,000
___________
(4)	Not a named executive officer in 2023.

Employment and Change in Control Agreements.  We have entered into employment and change in control agreements with each of the named executive officers other than Mr. Lycklama.  The employment and change in control agreements expire on December 31, 2024 and are subject to annual renewal provisions.  For the year ended March  31, 2024, the annual salaries of Messrs. Cox, Lam and Sowers were $319,299, $258,084 and $311,999, respectively.  The salaries, which are paid by Riverview Bank, must be reviewed annually and may be increased at the discretion of the Board.  The employment agreements also provide that the executives will participate in our annual incentive plan and receive all benefits that we provide to our employees generally.  The employment agreements provide that compensation must be paid in the event of disability, termination without cause or termination by the executive for specified reasons. The change in control agreements provide that compensation must be paid in connection with a termination in the event of a change in control.  These termination payments are described below under “Potential Payments Upon Termination.”

Effective October 3, 2023, Riverview and Riverview Bank entered into a separation agreement and release with Kevin Lycklama, our former President and Chief Executive Officer, whose employment ended effective September 6, 2023. Pursuant to the agreement, Mr. Lycklama will continue to receive his monthly base salary for 12 months which will total $410,200 at the end of the 12 month period (less appliable taxes and other required deductions and withholdings) and certain other benefits; and Mr. Lycklama has agreed to, among other things, a customary, general waiver and release of claims, as well as post-employment covenants with respect to confidential information and non-solicitation of certain customers and employees.

Compensation Program Elements.  The Personnel/Compensation Committee focuses primarily on the following four components in forming the total compensation program for our executive officers: base salary; incentive compensation; deferred compensation; and long-term incentive compensation.  The current compensation plans involve a combination of salary and incentive compensation to reward short-term performance, and deferred compensation and equity awards to reward long-term performance.

Base Salary.  The purpose of base salary is to create a secure base of cash compensation for our employees. Salary levels are designed to be competitive within the banking and financial services industries.  In setting competitive salary levels, the Personnel/Compensation Committee regularly evaluates current salary levels by surveying similar institutions in Washington, Oregon and the Western Region of the United States.  The survey analysis focuses primarily on asset size, nature of ownership, type of operation and other common factors.  Specifically, the Committee reviews a peer group comprised of 23 similarly-sized regional banks ranging in asset size from $1 billion to $4.1 billion.  In addition, the Committee reviews the Northwest Financial Industry Salary Survey prepared by Milliman, Inc. (“Milliman”) in association with the Washington Bankers Association and the Oregon Bankers Association, covering 73 Northwest financial organizations, and the Portland Area Cross-Industry Survey prepared by Milliman, which covers 75 major local employers.  We analyze the results of the surveys by position, and the midpoint of each position/grade, as it compares to Riverview Bank.  Midpoints of each grade for Riverview are compared to midpoints of survey data to determine if grade adjustments are necessary to remain competitive.  The Personnel/Compensation Committee also considers the relevant position’s scope of responsibility, the executive’s experience and tenure, and Riverview’s overall financial performance.

Incentive Compensation Program.  We believe it is appropriate to provide individuals who are responsible for managing existing business and/or generating new business with competitive incentive compensation opportunities. Our incentive compensation plan is designed to provide for incentive compensation with established targets of up to 40% of salary for the Chief Executive Officer, 30% of salary for executive vice presidents and 10% to 30% of salary for senior management.  Certain other officers may participate in the plan at a level of 10% to 30% of salary.  By rewarding the attainment of goals, we truly utilize incentive for actual individual and corporate performance, and are competitive in the marketplace.  We may utilize the services of compensation consultants, as needed, to remain fair and competitive in the future.

The Personnel/Compensation Committee reviews and approves goals and incentive participation each year.  Individual participant goals and performance modifier targets are communicated to participants in writing in the first quarter of the fiscal year to which the goals apply.  Goals are measured against performance after the end of the fiscal year.  Results are communicated the month following year-end for each participant.  The performance modifier ranges from zero to a maximum of two times the salary at risk percentage.  In making awards under the incentive compensation plan, the Personnel/Compensation Committee and Chief Executive Officer or executive officers, as appropriate, review quantifiable data versus a plan approved by the Board.  The plan also provides for subjective evaluation of performance by the Committee and Chief Executive Officer or executive officers, as appropriate.

Currently, performance measures include financial objectives such as profitability, asset quality, deposit growth and efficiency; and a non-financial objective based on individual personal goals.  Participant salaries are recorded, with specific goals tied to Riverview’s goals for the year, and a percentage of compensation is noted as a target award opportunity.  For example, if a named executive officer’s salary is $235,937 per year with a 30% target award opportunity, the opportunity for incentive compensation is $70,781 if goals are met at 100%.  The target award opportunity is divided into several goals based on Riverview’s annual goals.  A performance modifier is used to determine the percentage of the goal met.  A goal partially met at 88% with a weight factor of 25% would look like this:

$235,937 x 30% target award opportunity = $70,781

Goal Weight	Performance Modifier	Result
0.25	0.88	0.22

$70,781 x 0.22 = $15,572

Performance goals are assessed annually and paid following the fiscal year end.  For the fiscal year ended March 31, 2024 the performance goals for the named executive officers were as follows:

Goal	Weighting	Total ($)

Profitability	30%	Pre-tax pre-provision net income of $13 million
Asset quality	15%	Classified asset ratio of 10%
Deposit growth	15%	Deposit growth of 15%
Efficiency	15%	Efficiency ratio of 65%
Personal goals	25%	Individual business plan goals

Incentive compensation is awarded when Riverview achieves performance goals, subject to the discretion of the Personnel/Compensation Committee. Maximum incentive compensation is limited to no more than 20% of net income.  For 2024, the minimum level of achievement for Riverview was net income of at least $10 million.  Riverview did not achieve this goal, however, the Personnel/Compensation Committee exercised its discretion to award incentive compensation for several reasons.  The Committee recognized that 2024 had been a challenging environment for financial services organizations and as a result of changes in Riverview’s senior executive management team, it was necessary to award incentive compensation to retain and attract the talented executive officers who are vital to Riverview’s success.  In addition, the executive officers contributed to Riverview’s achievement of the asset quality goal. This goal was exceeded, resulting in full payout in this category.  The Personnel/Compensation Committee also took into consideration the fact that incentive compensation is paid to senior managers other than the executive team and felt it was important to reward those employees for reaching their goals.

Deferred Compensation.  Officers at the level of senior vice president and above may elect to defer up to 50% of salary, with no income tax payable by the officer until benefits are received.  This alternative is available through the non-qualified deferred compensation plan described below under “Potential Payments Upon Termination.”

Long Term Incentive Compensation.  We believe that performance-based pay opportunities and equity awards motivate high levels of performance, align the interests of the directors and officers with those of our stockholders and effectively recognize director and officer contributions to Riverview’s success. On July 26, 2017, our stockholders approved the 2017 Equity Incentive Plan. This plan provides for the award of stock options, restricted stock and restricted stock units. The 2017 Equity Incentive Plan is intended to provide us flexibility in our ability to motivate, recruit and retain the highly qualified officers and other key personnel who help Riverview meet its goals, as well as reward and encourage current directors and employees. The awards also serve to promote an executive’s continued service to Riverview by vesting over a period of several years.  Awards are allocated based upon regulatory practices and policies, and the practices of other publicly-traded financial institutions as verified by external surveys.  Awards are based upon the executive officers’ level of responsibility and expected contributions to Riverview and Riverview Bank.  These factors differ from year to year, but are fundamentally driven by the Committee’s view on what is necessary to most effectively support Riverview’s business and leadership strategies.

In connection with the 2017 Equity Incentive Plan, on April 18, 2018 the Committee established the 2018 Long-Term Incentive Plan, under which the Committee determined to grant both time-based and performance-based awards to each of the named executive officers.  The time-based awards vest ratably over a three-year period. Awards of performance-based restricted stock (“performance shares”) are contingent on attaining pre-established performance goals. The Committee reviews and approves goals in consultation with management. The Committee established threshold, target and stretch performance levels and associated payouts. At the end of the performance period, resulting payouts are determined based on Riverview’s performance relative to the performance goals.  The performance shares vest ratably over a two-year period after the end of the performance period.  For fiscal year 2024, the performance goal was based on Riverview’s earnings per share.  No changes were made to the Long-Term Incentive Plan.

Stock ownership is also enhanced through participation in our ESOP, under which eligible employees receive an allocation of Riverview stock based on a percentage of eligible wages.  The Board of Directors has appointed an administrative committee of Riverview officers to administer the ESOP and the 401(k) Plan, and the named executive officers are eligible to participate in both of these plans. On an annual basis, Riverview allocates shares to the ESOP, which applies to all eligible participants including the named executive officers. In fiscal year 2024, Riverview contributed 25,000 shares into the ESOP on behalf of eligible participants, and matched 100% of the first three percent and 50% of the next two percent of participants’ contributions into the 401(k) Plan each payroll period.

Outstanding Equity Awards

The following information with respect to unvested stock awards as of March 31, 2024 is presented for the named executive officers.  The named executive officers did not have any stock options outstanding at March 31, 2024.

Name	Number of Shares or Units That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)

Daniel D. Cox	19,321 (2)	91,195
David Lam	19,690 (3)	92,937
C. Evan Sowers	11,516 (4)	54,356
Kevin J. Lycklama	--	--
_____________
(1)	Amounts shown are calculated using the closing price of Riverview common stock of $4.72 on March 28, 2024, the last trading day of the 2024 fiscal year.
(2)
Reflects 1,626 shares granted on July 9, 2021, which vest ratably over 3 years from the date of grant; 4,878 shares which vest 50% on July 9, 2023 and 50% on July 9, 2024; 1,868 shares granted on July 8, 2022, which vest ratably over 3 years from the date of grant; 5,605 shares which vest 50% on July 8, 2024 and 50% on July 8, 2025; 2,372 shares granted on July 7, 2023, which vest ratably over 3 years from the date of grant; and 7,117 shares which vest 50% on July 7, 2025 and 50% on July 2026.

(3)
Reflects 1,681 shares granted on July 9, 2021, which vest ratably over 3 years from the date of grant; 5,042 shares which vest 50% on July 9, 2023 and 50% on July 9, 2024; 1,931 shares granted on July 8, 2022, which vest ratably over 3 years from the date of grant; 5,793 shares which vest 50% on July 8, 2024 and 50% on July 8, 2025; 2,382 shares granted on July 7, 2023, which vest ratably over 3 years from the date of grant; and 7,145 shares which vest 50% on July 7, 2025 and 50% on July 7, 2026.

(4)	Reflects 2,879 shares granted on July 7, 2023, which vest ratably over 3 years from the date of grant; 8,637 shares which vest 50% on July 7, 2025 and 50% on July 2026.

Nonqualified Deferred Compensation

The following information is presented with respect to plans that provide for the deferral of base salary compensation on a basis that is not tax-qualified in which the named executive officers participated in the year ended March 31, 2024.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at FYE ($)

Daniel D. Cox	--	--	--	--	--
David Lam	--	--	--	--	--
C. Evan Sowers	--	--	--	--	--
Kevin J. Lycklama	30,000	--	2,012	175,028	--

 We currently offer a deferred compensation plan.  Under the plan, officers at the level of senior vice president and above may elect to defer up to 50% of salary until the time specified by the officer (or upon separation from service or a change in control, if elected by the officer), with no income tax payable by the officer until benefits are received under the deferred compensation plan adopted by Riverview Bank.  Once a deferral election is made for a year, it cannot be changed during that year except under limited circumstances, such as hardship or disability.  We credit an earnings adjustment on assets under the plan based on the rate of the Bank’s average yield on assets for the prior year, less 100 basis points.  For the calendar year ended December 31, 2023, this crediting rate was 2.98%.

Under the plan, upon the time specified by the officer, or upon an earlier separation from service or a change in control, if elected by the officer when he commences participation in the plan, we will pay the officer or his designated beneficiaries his plan benefit in a lump sum or in annual installments over ten years, as elected by the officer.  The payment election was made at the same time the officer makes his compensation deferral election.  The payment election may be changed only if the change election is made sufficiently in advance, generally at least 12 months, and payments are delayed for at least five years.  The payment will be based on an amount equal to the balance in the officer’s account immediately before the date on which benefits commence, plus interest, as measured above, on the unpaid balance if the payment is made in installments.  At March 31, 2024, no named executive officer participated in the plan.

Potential Payments Upon Termination

We have entered into agreements with the named executive officers that provide for potential payments upon  disability, termination and retirement.  In addition, our equity plans also provide for potential payments upon termination. The following table shows, as of March 31, 2024, the value of potential payments and benefits following a termination of employment under a variety of scenarios.

	Disability ($)	Termination Without Cause by Employer or Termination for Good Reason by Employee ($)	Qualifying Termination Following Change in Control ($)	Normal Retirement ($)	Death ($)

Daniel D. Cox
Employment Agreement	115,879	334,789	--	--	--
Change in Control Agreement	--	--	1,095.795	--	--
Equity Plans	91,195	91,195	91,195	--	91,195

David Lam
Employment Agreement	95,474	267,350	--	--	--
Change in Control Agreement	--	--	852,942	--	--
Equity Plans	92,937	92,937	92,937	--	92,937

C. Evan Sowers
Employment Agreement	113,446	321,445	--	--	--
Change in Control Agreement	--	--	1,028,167	--	--
Equity Plans	54,356	54,356	54,356	--	54,356

Kevin J. Lycklama
Separation Agreement	--	410,950	--	--	--
Equity Plans	--	--	--	--	--

Employment Agreements.  We have entered into employment agreements with certain of the named executive officers other than Mr. Lycklama.  Each agreement provides for payments to the executive upon his disability or termination.  If the executive becomes disabled during the term of his employment agreement, his employment will terminate.  Riverview Bank must then pay the executive a lump sum payment equal to four months of base salary on the effective date of the termination. In addition, the Bank must provide continued coverage or pay a cash amount equal to the premiums that the Bank would have paid on the executive’s behalf for life, medical, dental and disability coverage.

The disability payments will end on the earlier of: (1) the date of the executive’s full-time employment by another employer; (2) the executive’s death; or (3) 12 months.

The employment agreements also provide for benefits in the event of the executive’s termination.  If the executive’s employment is terminated for any reason other than a change in control or cause, or the executive terminates his employment for good reason (as defined in the agreement), the Bank must pay the executive a severance benefit in an aggregate amount equal to the sum of the following: (1) 12 months of executive’s base salary; (2) cash amount equal to the premiums that the Bank would have paid on the executive’s behalf for life, medical and disability coverage for 12 months; and (3) any bonus earned for a prior performance period but not yet paid.  The employment agreements restrict each executive’s right to compete against Riverview or Riverview Bank for a one-year period following termination of employment.

Change in Control Agreements.  We have entered into change in control agreements with each of the named executive officers (other than Mr. Lycklama) that provide for severance payments and other benefits in the event of certain terminations of employment in connection with a change in control of Riverview.  If within 24 months after a change in control, the executive’s employment is terminated other than for cause, or the executive terminates his employment for good reason, Riverview must pay a lump sum severance payment of the following: (1) 30 months of executive’s base salary and target annual incentive compensation (36 months for Mr. Lycklama); (2) prorated incentive compensation for the fiscal year in which the termination occurs based on the executive’s target annual incentive compensation through the month ended before the date of termination; (3) any bonus earned for a prior performance period but not yet paid; and (4) accelerated vesting to 100% on all stock options or restricted stock issued to the executive.  The change in control agreements also require continued coverage under life, medical and disability insurance for 18 months, or a lump sum equal to the premiums that would have been paid if continued coverage is not possible.  The change in control agreements contain provisions requiring reduction of any payments that would be deemed to constitute an excess parachute payment under Section 280G of the Internal Revenue Code.

Separation Agreement.  In 2023, we entered into a separation agreement and release with Kevin Lycklama, our former President and Chief Executive Officer.  Pursuant to the agreement, Mr. Lycklama will continue to receive his monthly base salary for 12 months which will total $410,200 at the end of the 12-month period (less appliable taxes and other required deductions and withholdings) and certain other benefits.  Payments are made monthly and began in October 2023.

Equity Plans.  Our 2003 Stock Option Plan provides for accelerated vesting of awards in the event of a change in control.  Specifically, if a tender offer or exchange offer for Riverview’s shares is commenced, or if a change in control occurs, unless the committee administering the plan has provided otherwise in the award agreement, all options granted and not fully exercisable shall become exercisable in full upon the happening of that event.  The named executive officers do not currently have any options that are not fully exercisable under the 2003 Stock Option Plan.  The 2017 Equity Incentive Plan provides that unvested awards will become exercisable or vest in connection with a change in control only if the participant experiences an involuntary termination other than for cause within 365 days following the change in control event or the acquiring company does not either assume the outstanding award or replace the outstanding award with an equivalently-valued award.

Pay Versus Performance

In August 2022 pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), the SEC adopted Item 402(v) of Regulation S-K, requiring information about the relationship between executive compensation actually paid (“CAP”) to our named executive officers and Riverview’s financial performance.

Year	Summary Compensa- tion Table Total for PEO (Cox) ($)(1)	Compensa- tion Actually Paid to PEO (Cox) ($)(2)	Summary Compensa- tion Table Total for PEO (Lycklama) ($)(1)	Compensa- tion Actually Paid to PEO (Lycklama) ($)(1)	Average Summary Compensa- tion Table Total for Non-PEO NEOs ($)(1)	Average Compensa- tion Actually Paid to Non-PEO NEOs ($)(2)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)(3)	Net Income ($)

2024	403,949	382,111	264,775	264,775	380,390	362,957	(22.0)	3,799,000
2023	--	--	922,466	620,593	406,203	340,870	(17.7)	18,069,000
2022	--	--	949,914	1,097,401	459,969	471,779	12.2	21,820,000

(1)
During the year ended March 31, 2024, Daniel D. Cox and Kevin J. Lycklama each served as our principal executive officer (“PEO”). For 2023 and 2022, Kevin J. Lycklama served as our PEO.  The non-PEO named executive officers (non-PEO NEOs) for 2024 are C. Evan Sowers and David Lam, for 2023 are Daniel D. Cox and David Lam, and for 2022 are Christopher P. Cline, David Lam and Kim J. Capeloto.

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by Riverview’s NEOs. These amounts reflect the Summary Compensation Table totals with certain adjustments. Adjustments for 2024 are as follows:

Name	PEO (Cox) ($)	PEO (Lycklama) ($)	Average of Non-PEO NEOs ($)

Summary Compensation Table total	403,949	264,775	380,390
Deduction for amounts reported under the Stock Awards column in the Summary Compensation Table	49,438	--	54,817
Year end value of equity awards granted during year that remain unvested as of year-end	44,788	--	49,662
Year over year change in fair value of outstanding and unvested equity awards	(12,016)	--	(9,674)
Year over year change in fair value of equity awards granted in prior years and vested in the year	(5,172)	--	(2,604)
Compensation Actually Paid	382,111	264,775	362,957
(3)	Total Shareholder Return assumes $100 invested on March 31, 2021, with all dividends reinvested.

The following chart illustrates the relationship between the compensation actually paid to our named executive offers, calculated in accordance with Item 402(v) of Regulation S-K, and Riverview’s total shareholder returns on a cumulative basis, assuming an investment of $100 on March 31, 2021 and all dividends reinvested. and net income.

Total Shareholder Return versus Compensation Actually Paid
$1,200
$1,000
$800
$600
$400
$200
$-
Compensation ($000s)
$120
$100
$80
$60
$40
$20
$-
Total Shareholder Return on $100 Investment at Beginning of Period
2022
2023
2024
CEO CAP
Average NEO CAP
RVSB TSR

Net Income versus Compensation Actually Paid
1,200
1,000
800
600
400
200
-
25,000
20,000
15,000
10,000
5,000
-
Compensation ($000s)
Net Income ($000s)
2022
2023
2024
CEO CAP
Average NEO CAP
Net Income

PROPOSAL 2 – ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Under the Dodd-Frank Act, we are required to periodically include in our annual meeting proxy statements and present at the annual meeting of stockholders a non-binding stockholder resolution to approve the compensation of our named executive officers, as disclosed in the proxy statement pursuant to the compensation disclosure rules of the SEC.  This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to endorse or not endorse the compensation of Riverview’s named executive officers as disclosed in the proxy statement.  The proposal will be presented at the annual meeting in the form of the following resolution:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation of Riverview Bancorp Inc.’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and related material in Riverview’s Proxy Statement for the 2024 annual meeting of stockholders.

This vote will not be binding on our Board of Directors or Personnel/Compensation Committee and may not be construed as overruling a decision by the Board or create or imply any additional fiduciary duty on the Board.  It will also not affect any compensation paid or awarded to any executive.  The Personnel/Compensation Committee and the Board may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

The purpose of our compensation policies and procedures is to attract, retain and motivate key executives of proven ability who are critical to our future success.  We believe that our compensation policies and procedures are strongly aligned with the long-term interests of our stockholders.  Our compensation programs are designed to balance short-term and long-term objectives, and to attract executive talent, retain a team of effective leaders and provide stability for Riverview.  Our compensation program is guided by the philosophy that total executive compensation should vary based on achievement of corporate goals and objectives, and should closely align with Riverview’s financial performance.  The Compensation Committee of the Board of Directors believes that the executive compensation for fiscal 2024 is reasonable and appropriate, and is justified by Riverview’s strong financial performance.

The Board of Directors recommends that you vote FOR approval of the compensation of our named executive officers as disclosed in this Proxy Statement.

AUDIT COMMITTEE MATTERS

Audit Committee Charter.  The Audit Committee operates pursuant to a charter approved by our Board of Directors.  The charter sets out the responsibilities, authority and specific duties of the Audit Committee.  The charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Audit Committee to the independent registered public accounting firm, the internal audit department and management.  The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and the audit process.

Report of the Audit Committee.  The Audit Committee reports as follows with respect to Riverview’s audited financial statements for the year ended March 31, 2024:

•	The Audit Committee has reviewed and discussed the 2024 audited financial statements with management;

•
The Audit Committee has discussed with the independent registered public accounting firm, Delap LLP, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board;

•
The Audit Committee has received written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the firm’s independence; and

•
The Audit Committee has, based on its review and discussions with management of the 2023 audited financial statements and discussions with the independent registered public accounting firm, recommended to the Board of Directors that Riverview’s audited financial statements for the year ended March 31, 2024 be included in its Annual Report on Form 10-K.

The foregoing report is provided by the following directors, who constitute the Audit Committee:

Audit Committee:

Patricia W. Eby, Chair Bess R. Wills Larry A. Hoff

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Delap LLP served as our independent registered public accounting firm for the year ended March 31, 2023.  The Audit Committee of the Board of Directors has appointed Delap LLP as its independent registered public accounting firm for the year ending March 31, 2024.  A representative of Delap LLP is expected to attend the annual meeting of stockholders to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

The following table sets forth the aggregate fees billed, or expected to be billed, to Riverview for professional services rendered by Delap LLP for the fiscal years ended March 31, 2024 and 2023.

	Year Ended March 31,
	2024	2023

Audit Fees	$327,000	$298,000
Audit-Related Fees (1)	25,750	2,750
Tax Fees	--	--
All Other Fees	--	--
____________
(1)	Consists of research for accounting-related topics.

The Audit Committee will establish general guidelines for the permissible scope and nature of any permitted non-audit services to be provided by the independent registered public accounting firm in connection with its annual review of its charter.  Pre-approval may be granted by action of the full Audit Committee or by delegated authority to one or more members of the Audit Committee.  If this authority is delegated, all approved non-audit services will be presented to the Audit Committee at its next meeting.  In considering non-audit services, the Audit Committee or its delegate will consider various factors, including but not limited to, whether it would be beneficial to have the service provided by the independent registered public accounting firm and whether the service could compromise the independence of the independent registered public accounting firm.  For the year ended March 31, 2024, the Audit Committee approved all, or 100%, of the services provided by Delap LLP that were designated as audit fees, audit-related fees and all other fees as set forth in the table above.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Our Articles of Incorporation provide that if a stockholder intends to nominate a candidate for election as a director or submit a stockholder proposal, the stockholder must deliver written notice of his or her intention to the Corporate Secretary of Riverview not less than 30 nor more than 60 days prior to the date of a meeting of stockholders; provided, however, that if less than 31 days’ notice of the date of the meeting is given or made to stockholders, such written notice must be delivered to the Corporate Secretary not later than the close of the tenth day following the day on which notice of the meeting was mailed to stockholders.  The notice must set forth certain information specified in our Articles of Incorporation.

In order to be eligible for inclusion in our proxy solicitation materials for next year’s annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at our main office at 900 Washington Street, Suite 900, Vancouver, Washington 98660, no later than March 21, 2025.  Any such proposal shall be subject to the requirements of the proxy solicitation rules adopted under the Securities Exchange Act.  Stockholders who intend to solicit proxies in support of director nominees other than our nominees at next year’s annual meeting of shareholders must provide notice that sets forth the information required under Rule 14a-19 of the Securities Exchange Act no later than June 29, 2025.

MISCELLANEOUS

The Board of Directors is not aware of any business to come before the annual meeting other than those matters described above in this Proxy Statement.  However, if any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

We will bear the cost of solicitation of proxies. In addition to solicitations by mail, our directors, officers and employees may solicit proxies personally or by telephone without additional compensation.

Riverview’s Annual Report to Stockholders, which includes the Annual Report on Form 10-K as filed with the SEC, has been mailed to stockholders as of the close of business on the voting record date.  Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary.  The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ ANGELA McLEOD-WYSASKE

ANGELA McLEOD-WYSASKE CORPORATE SECRETARY
Vancouver, Washington
July 19, 2024

**SCAN TO VIEW MATERIALS & VOTE**

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on August 27, 2024 for shares held directly and by 11:59 p.m. Eastern Time on August 19, 2024 for shares held in the Riverview 401(k) or ESOP Plans. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/RVSB2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by Riverview Bancorp, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports, electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V54320-P15502 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**RIVERVIEW BANCORP, INC.**

**The Board of Directors recommends you vote FOR the following:**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. Election of Directors | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________________

**Nominees:**

**Three-year term**

01) Stacey A. Graham
02) B. Nicole Sherman

**The Board of Directors recommends you vote FOR the following proposal:**

| | For | Against | Abstain |
|---|---|---|---|
| 2. Advisory (non-binding) approval of the compensation of our named executive officers. | ☐ | ☐ | ☐ |

**NOTE:** Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title, as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report are available at www.proxyvote.com.

**FOLD AND DETACH HERE**

V54321-P15502

**REVOCABLE PROXY – RIVERVIEW BANCORP, INC.**

Annual Meeting of Stockholders
August 28, 2024 at 10:00 A.M.
**This proxy is solicited by the Board of Directors**

The undersigned hereby appoints the official Proxy Committee of the Board of Directors of Riverview Bancorp, Inc. ("Riverview") with full power of substitution, to vote as designated on the reverse side and in their discretion, upon such other business as may properly come before the meeting, all shares of common stock of Riverview held of record by the undersigned on July 2, 2024, at the Annual Meeting of Stockholders to be held on August 28, 2024, or any adjournment or postponements thereof.

If you are a participant in either the Riverview Bancorp, Inc. Employee Stock Ownership Plan or the Riverview Bancorp, Inc. Employees' Savings and Profit Sharing Plan, this proxy constitutes your direction to the trustees of such plans to vote as directed on the reverse side your proportionate interest in the shares of common stock held in the plan. In order for the trustees to receive your direction in time to vote, your proxy must be received by August 19, 2024. If your proxy is not received by August 19, 2024, the share equivalents credited to your account will be voted by the trustee in the same proportion that it votes share equivalents for which it receives timely instructions from all plan participants.

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL" NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSAL 2. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO DIRECTION IS GIVEN IN THE SPACE PROVIDED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE BOARD OF DIRECTORS TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, AND MATTERS INCIDENT TO THE CONDUCT OF THE 2024 ANNUAL MEETING.**

**Continued and to be signed on reverse side**